Exhibit 99.1

For Immediate Release
December 30, 2016

For More Information
Trisha Voltz Carlson, SVP Investor Relations Manager
504.299.5208 or trisha.carlson@hancockwhitney.com

Whitney to Acquire 9 Branches and Certain Assets and Liabilities from First NBC
Strengthens Whitney's position as a top banking institution in Greater New Orleans

GULFPORT, Miss.  (December 30, 2016) — Hancock Holding Company (Nasdaq: HBHC) today announced that its banking subsidiary, Whitney Bank ("Whitney"), has signed a purchase agreement to acquire approximately $1.3 billion in loans, 9 branch locations with approximately $500 million in transaction and savings deposits, and to assume approximately $600 million in FHLB borrowings from First NBC Bank Holding Company's (Nasdaq: FNBC) banking subsidiary First NBC Bank ("First NBC"). Whitney will acquire approximately $160 million of the identified loans on or before January 4, 2017.

"We are pleased to be able to quickly deploy a portion of our recent capital raise to strategically grow our company," said John M. Hairston President & CEO. "The purchase of these assets and liabilities will strengthen our position in Greater New Orleans, where we already enjoy one of the top market share positions, and we expect the transaction will add approximately $26 million of incremental annual earnings once completed."

Below is a list of the branches, including PP&E, which are being acquired.
	3335 Saint Charles Avenue, New Orleans, Louisiana
	521 Veterans Memorial Blvd, Metairie, Louisiana
	4900 Veterans Memorial Blvd, Metairie, Louisiana
	2021 Carol Sue Avenue, Terrytown, Louisiana
	400 W Oak Street, Amite, Louisiana
	4001 Pontchartrain Drive, Slidell, Louisiana
	2130 Gause Blvd W, Slidell, Louisiana
	64243 Highway 41, Pearl River, Louisiana
	1241 Saint Charles Street, Houma, Louisiana

A slide presentation related to the transaction is posted in the presentations link under the News & Market Data tab on the company's website at www.hancockwhitney.com/investors.

The transaction is expected to close during the first quarter of 2017 and is subject to certain closing conditions, receipt of regulatory approval and other customary closing conditions. Morgan Stanley & Co. LLC is serving as financial advisor to Hancock and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. The company operates a loan production office in Nashville, Tennessee. More information is available at www.hancockwhitney.com.

Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of loans and deposits to be acquired, the ability to retain customers following closing, receipt of certain third party approvals and the ability to realize expected cost savings. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

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